UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2019

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	1-38414	82-6712510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(972) 476-1409

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	SMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In light of the intended dissolution of Spirit MTA REIT, a Maryland real estate investment trust (the “Company”) and cancellation of the common shares of beneficial interest, par value $0.01 per share, of the Company (the “Company Shares”) described under Item 8.01 below, on December 10, 2019, the board of trustees (the “Board”) of the Company authorized the Company to cause the listing of the Company Shares to be withdrawn from the New York Stock Exchange (the “NYSE”) as of the close of trading on December 31, 2019. As a result, December 31, 2019 is expected to be the last day upon which the Company Shares will trade on the NYSE.

Unrelated to the Board’s determination to withdraw the listing of the Company Shares from the NYSE, on December 10, 2019, the Company received written notification (the “NYSE Notice”) from the NYSE that the Company was considered to be below the compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Company Shares fell below $1.00 over a consecutive 30 trading-day period as of December 4, 2019. The Company has provided the NYSE with the notification required under the NYSE’s continued listing rules to allow the Company Shares to continue to be listed on the NYSE through December 31, 2019.

Item 8.01	Other Events.

In accordance with the Plan of Voluntary Liquidation approved by the Board on July 11, 2019 and by the shareholders of the Company on September 4, 2019 (the “Plan”), the Company intends to terminate its existence by voluntary dissolution effective on January 1, 2020, at 12:01 A.M. Eastern Time (the “Effective Time”).

As of the Effective Time, the Company will transfer all of its assets (subject to all of its liabilities) to a liquidating trust (the “Liquidating Trust”) and all of the units of beneficial interests of the Liquidating Trust (the “Liquidating Trust Units”) will be distributed to the shareholders of the Company, with each shareholder receiving one Liquidating Trust Unit for each Company Share then held of record by such shareholder. Simultaneously, all of the outstanding Company Shares will be cancelled and will thereafter no longer be deemed outstanding. The Liquidating Trust will seek to sell the Company’s remaining assets as soon as practicable. However, there can be no assurance as to the likelihood, timing or pricing of any sale or sales of these remaining assets.

After being distributed to the Company’s shareholders, the Liquidating Trust Units will not be transferable or assignable, except by will, intestate succession or operation of law. The Liquidating Trust Units will not be certificated and will not be listed on any exchange or quoted on any quotation system or otherwise tradeable in any public or private transactions.

For a discussion of the tax consequences of the transfer of the Company’s assets to the Liquidating Trust and the distribution of the Liquidating Trust Units to the shareholders, please see “Material United Stated Federal Income Tax Consequences - Tax Consequences of the Liquidating Trust” beginning on page 77 of the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 5, 2019 in connection with the Plan. You are urged to consult your own tax advisor to determine the particular tax consequences to you of the transfer of the Company’s assets to the Liquidating Trust and the distribution of the Liquidating Trust Units to the shareholders, including the applicability and effect of any U.S. federal, state and local and foreign tax laws.

On December 11, 2019, the Company issued a press release announcing, among other things, the Company intends to withdraw the Company Shares from the NYSE as of the close of trading on December 31, 2019. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Spirit MTA REIT, dated December 11, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT MTA REIT

Date: December 11, 2019	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez
Chief Executive Officer, President, Chief Financial Officer and Treasurer